CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm in the Registration Statement on Form N-14 of the Touchstone Funds Group Trust, and to the use of our report dated February 27, 2008 on the financial statements and financial highlights of the Navellier International Growth Fund. Such financial statements and financial highlights appear in the Navellier Millennium Funds 2007 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.





                                                    /S/ TAIT, WELLER & BAKER LLP

PHILADELPHIA, PENNSYLVANIA
SEPTEMBER 12, 2008